CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-167730 on Form N-2 of our report dated June 23, 2010, relating to the financial statement of Corporate Capital Trust, Inc. appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

October 15, 2010